UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2005
(March 11, 2005)

Revlon, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11178	13-3662955
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

237 Park Avenue New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

(212) 527-4000
(Registrant's telephone number, including area code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

Purchase Agreement

On March 11, 2005, Revlon Consumer Products Corporation ("RCPC"), a wholly-owned subsidiary of Revlon, Inc., entered into, and on March 16, 2005 consummated the transactions contemplated by, a Purchase Agreement (the "Purchase Agreement") with certain initial purchasers (the "Initial Purchasers") for the sale of $310,000,000 aggregate principal amount of its 9 1/2% Senior Notes due 2011 (the "Notes"). The Purchase Agreement contained certain customary representations and warranties.

Indenture

The Notes were issued by RCPC pursuant to an indenture, dated as of March 16, 2005 (the "Indenture"), by and between RCPC and U.S. Bank National Association, as trustee. Pursuant to the terms of the Indenture, the Notes are senior unsecured debt of RCPC with right to payment under the Notes equal in right of payment with any of RCPC's present and future senior indebtedness. The Notes bear interest at an annual rate of 9 1/2%, which will be payable on April 1 and October 1 of each year, commencing on October 1, 2005.

The Indenture provides that RCPC may redeem the Notes at its option in whole or in part at any time on or after April 1, 2008, at the redemption prices set forth in the Indenture. In addition, at any time prior to April 1, 2008, RCPC is entitled to redeem up to 35% of the aggregate principal amount of the Notes at a redemption price of 109.5% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date fixed for redemption, with, and, to the extent actually received, the net cash proceeds of one or more public equity offerings, provided that at least 65% of the aggregate principal amount of the Notes originally issued remains outstanding immediately after giving effect to such redemptions.

In addition, the Indenture provides that RCPC is entitled to redeem the Notes at any time or from time to time prior to April 1, 2008, at a redemption price per Note equal to the sum of (1) the then outstanding principal amount thereof, plus (2) accrued and unpaid interest (if any) to the date of redemption, plus (3) the greater of (i) 1.0% of the then outstanding principal amount of such Note at such time and (ii) the excess of (A) the present value at such redemption date of (1) the redemption price of such Note on April 1, 2008 (exclusive of any accrued interest) plus (2) all required remaining scheduled interest payments due on such Note through April 1, 2008, computed using a discount rate equal to the applicable treasury rate plus 75 basis points, over (B) the then outstanding principal amount of such Note at such time.

Pursuant to the Indenture, upon a change of control (as defined in the Indenture), each holder of the Notes has the right to require RCPC to make an offer to repurchase all or a portion of such holder's Notes at a price equal to 101% of the principal amount of such holder's Notes plus accrued interest.

The Indenture contains covenants which, subject to certain exceptions, limit the ability of RCPC and its subsidiaries to, among other things, incur additional indebtedness, pay dividends on or redeem or repurchase stock, engage in certain asset sales, make certain types of investments and other restricted payments, engage in transactions with affiliates, restrict dividends or payments from subsidiaries and create liens on their assets. The Indenture contains customary events of default.

Registration Agreement

In connection with the issuance of the Notes, on March 16, 2005, RCPC entered into a Registration Agreement (the "Registration Agreement") with the Initial Purchasers for the benefit of holders of the Notes. Pursuant to the Registration Agreement, among other things, RCPC agreed that it will, at its cost, (i) by the 90th day after the closing of the offering of the Notes, file a registration statement with the Securities and Exchange Commission ("SEC") with respect to a registered offer to exchange the Notes for exchange notes (the "Exchange Notes"), which will have terms substantially identical in all material respects to the Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions and interest rate increases) and (ii) by the 180th day after the closing of the offering of the Notes, use its best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act of 1933, as amended (the "Securities Act"). RCPC agreed to keep the exchange offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the exchange offer is mailed to the holders of the Notes.

In addition, RCPC agreed that, in the event that applicable interpretations of the staff of the SEC do not permit RCPC to effect such an exchange offer, or if for any other reason the exchange offer is not consummated by the 210th day after the closing of the offering of the Notes, it will, at its cost, (a) as promptly as practicable, file a shelf registration statement covering resales of the Notes, (b) use its best efforts to cause the shelf registration statement to be declared effective under the Securities Act and (c) use its best efforts to keep effective the shelf registration statement until two years after its effective date.

RCPC also agreed that, if by the 90th day following the closing of the offering of the Notes, a registration statement has not been filed with the SEC with respect to the exchange offer or the resale of the Notes, the rate per annum at which the Notes bear interest will increase by 0.5% from and including such date, until but excluding the earlier of (i) the date such registration statement is filed and (ii) the 210th day after the closing of the offering of the Notes; and if by the 210th day after the closing of the offering of the Notes, neither (i) the exchange offer is consummated nor (ii) the shelf registration statement is declared effective, the rate per annum at which the Notes bear interest will increase by 0.5% from and including such date, until but excluding the earlier of (i) the consummation of the exchange offer and (ii) the effective date of a shelf registration statement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01.    Other Events.

On March 16, 2005, Revlon, Inc. issued a press release announcing that RCPC had completed its previously-announced offering of the Notes. The offering and the related transactions will extend the maturities of RCPC's debt that would have otherwise been due in 2006 and will reduce RCPC's exposure to floating rate debt.

Concurrently with the completion of the offering, Revlon, Inc. also announced that, on April 15, 2005, RCPC will redeem all of the $116.2 million aggregate principal amount outstanding of its 8 1/8% Senior Notes due 2006 (CUSIP 761519AK3) and all of the $75.5 million aggregate principal amount outstanding of its 9% Senior Notes due 2006 (CUSIP 761519AQ0) and that it has effected a covenant defeasance of the 8 1/8% Senior Notes and the 9% Senior Notes by (i) mailing irrevocable notices of redemption with respect to such notes, copies of which are attached hereto as Exhibit 99.2 and Exhibit 99.3, respectively, and incorporated by reference herein, and (ii) irrevocably depositing in trust with the trustee under the indentures an amount sufficient to redeem such notes.

Revlon, Inc. indicated that RCPC also used a portion of the proceeds from the offering (i) to prepay $100 million of indebtedness outstanding under the term loan facility of its credit agreement, together with accrued interest and the prepayment fee associated with such prepayment, and (ii) to pay a portion of the fees and expenses incurred in connection with the transactions described above.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description
Exhibit 99.1	Press Release dated March 16, 2005
Exhibit 99.2	Notice of Redemption of 8 1/8% Senior Notes due 2006, dated March 16, 2005 (incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K of Revlon Consumer Products Corporation filed with the Securities and Exchange Commission on March 16, 2005)
Exhibit 99.3	Notice of Redemption of 9% Senior Notes due 2006, dated March 16, 2005 (incorporated by reference to Exhibit 99.3 to the Current Report on Form 8-K of Revlon Consumer Products Corporation filed with the Securities and Exchange Commission on March 16, 2005)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVLON, INC.
By: /s/ Robert K. Kretzman Robert K. Kretzman Executive Vice President, Chief Legal Officer, General Counsel and Secretary

Date: March 16, 2005

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated March 16, 2005
99.2	Notice of Redemption of 8 1/8% Senior Notes due 2006, dated March 16, 2005 (incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K of Revlon Consumer Products Corporation filed with the Securities and Exchange Commission on March 16, 2005)
99.3	Notice of Redemption of 9% Senior Notes due 2006, dated March 16, 2005 (incorporated by reference to Exhibit 99.3 to the Current Report on Form 8-K of Revlon Consumer Products Corporation filed with the Securities and Exchange Commission on March 16, 2005)